Registration No. 333-158049

As filed with the United States Securities and Exchange Commission on January 15, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TECHTEAM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	38-2774613
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

27335 West 11 Mile Road
Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

Gary J. Cotshott Non-Qualified Stock Option Plan
Margaret M. Loebl Non-Qualified Stock Option Plan
(Full title of the plan)

Michael A. Sosin	Copy to:
Vice President, General Counsel and Secretary	Todd B. Pfister, Esq.
TechTeam Global, Inc.	Foley & Lardner LLP
27335 West 11 Mile Road	321 North Clark Street
Southfield, Michigan 48034	Suite 2800
(248) 357-2866	Chicago, Illinois 60610-4764
(Name, address and telephone number,	(312) 832-4500
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TABLE OF CONTENTS

Page Numbers
PART II
Item 3. Incorporation of Documents by Reference	2
Item 8. Exhibits	2
Item 9. Undertakings	3
SIGNATURES	4
EXHIBIT INDEX	6
EX-23.1

E-1

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8/A amends TechTeam Global, Inc.’s (“TechTeam” or the “Company”) Form S-8, as filed with the Securities and Exchange Commission (“SEC”) on March 17, 2009, and is being filed solely for the purpose of amending Exhibit 23.1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item3.             Incorporation of Documents by Reference.

The following documents filed with the Commission by TechTeam Global, Inc. (the “Company” or the “Registrant”) are hereby incorporated herein by reference:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

2.           The description of the common stock being offered contained in the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on or about October 7, 1987, which incorporated such information by reference from the Company’s Amendment No. 2 to Registration Statement, File No. 33-9524-LA, filed January 21, 1987.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.                   Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)           Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on this 15th day of January, 2010.

TECHTEAM GLOBAL, INC.

By:	/s/ Gary J. Cotshott
Gary J. Cotshott
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on January 15, 2010.

Signature	Title	Date

/s/ Gary J. Cotshott	President, Chief Executive	January 15, 2010
Gary J. Cotshott	Officer (Principal Executive Officer)

/s/ Margaret M. Loebl	Corporate Vice President, Chief	January 15, 2010
Margaret M. Loebl	Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Charles Frumberg *	Director	January 15, 2010
Charles Frumberg

/s/ Seth W. Hamot *	Chairman, Director	January 15, 2010
Seth W. Hamot

/s/ James A. Lynch *	Director	January 15, 2010
James A. Lynch

/s/ Dov H. Scherzer	Director	January 15, 2010
Dov H. Scherzer

/s/ Andrew R. Siegel *	Director	January 15, 2010
Andrew R. Siegel

/s/ Richard R. Widgren *	Director	January 15, 2010
Richard R. Widgren

* signed by Michael A. Sosin under power of attorney

EXHIBIT INDEX

Exhibit 23.1 is filed herewith, and Exhibits 5.1, 23.2 and 24 are incorporated by reference from the Form S-8, as filed with the Securities and Exchange Commission (“SEC”) on March 17, 2009.

Exhibit
Number	Exhibit Description

(4.1)	Certificate of Incorporation of TechTeam Global, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 10-K filed March 18, 2003 (File No. 0-16284)).

(4.2)
Certificate of Amendment dated November 27, 1987 to the Company’s Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Report on Form 10-K filed March 18, 2003 (File No. 0-16284)).

(4.3)
Certificate of Amendment dated May 8, 2002 to the Company’s Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Report on Form 10-K filed March 18, 2003 (File No. 0-16284)).

(4.4)
TechTeam Global, Inc. Option Agreement, effective as of February 11, 2008, by and between TechTeam Global, Inc. and Gary J. Cotshott (incorporated by reference to Exhibit 3.3 to the Company’s Report on Form 10-K filed March 16, 2009).

(4.5)
Employment and Noncompetition Agreement, effective as of February 11, 2008, by and between TechTeam Global, Inc. and Gary J. Cotshott (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed February 14, 2008 (File No. 0-16284)).

(4.6)
TechTeam Global, Inc. Option Agreement, effective as of October 7, 2008, between TechTeam Global, Inc. and Margaret M. Loebl(incorporated by reference to Exhibit 3.3 to the Company’s Report on Form 10-K filed March 16, 2009).

(4.7)
Employment and Noncompetition Agreement, effective as of October 7, 2008, by and between TechTeam Global, Inc. and Margaret M. Loebl (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed October 7, 2008 (File No. 0-16284)).

(4.8)
TechTeam Global, Inc. 2006 Incentive Stock and Awards Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement for the 2006 Annual General Meeting of Shareholders filed on Schedule 14A on March  29, 2007 (File No. 0-16284)).

(5.1)	Opinion of Michael A. Sosin, Vice President, General Counsel and Secretary of TechTeam Global, Inc.

Exhibit
Number	Exhibit Description

(23.1)	Consent of Ernst & Young LLP.

(23.2)	Consent of Michael A. Sosin, Vice President, General Counsel and Secretary of TechTeam Global, Inc. (included in Exhibit 5.1).

(24)	Powers of Attorney (included on the signature page to this Registration Statement).